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                                                                   EXHIBIT 10.18


                              WILLBROS USA, INC.

                          MANAGEMENT INCENTIVE PLAN

                               January 1, 1996
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                              WILLBROS USA, INC.
                          MANAGEMENT INCENTIVE PLAN
                       Effective Date: January 1, 1996

Participants
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The Participants shall be L. J. Bump, M. K. Phillips and G. L. Bracken and
M. F. Spreitzer.

Source of Participation
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Performance Net Income as defined below shall be the source of participation.

Percentage Allocated
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For each U.S.$100,000 of Performance Net Income, each Participant shall earn a bonus of 1.5% of such Participant's base salary.

Award Limitations
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The incentive compensation payable to L. J. Bump shall not exceed 300% of his base salary. The incentive compensation payable to M. K. Phillips, G.
L. Bracken or M. F. Spreitzer shall not exceed 200% of the applicable Participant's base salary.

Payout Limitations
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Payout in any year, except in the year of termination, shall be limited to 100% of the Participant's base salary plus 100% of any excess carried forward from the prior year. Excess amounts shall be paid upon termination, including death, disability or retirment. Excess amounts shall earn interest at Bank of Amierca's prime rate until paid. If a Participant is terminated, his award for the year of termination shall be prorated based on the number of months worked in the year of termination, if he works more than six months in that year. If a Participant is terminated before he has worked six months in the year of termination, or if a Participant terminates at his convenience, no award shall be made to that Participant for the year of termination.

Term
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The Management Incentive Plan shall be effective for the calendar years 1996,
1997 and 1998. It may be modified, amended or extended by mutual agreement after 1998.

Definitions of Terms
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(a)   Performance Net Income - Adjusted Net Income in excess of an amount that equals a sixteen percent (16%) return on Average Net Assets Employed during the year.

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(b)   Adjusted Net Income - net income of Willbros Group, Inc. before interest income, interest expense and incentive compensation and after deducting the Adjusted Net Loss Carryover, if any, from the immedately preceding year.

(c) Adjusted Net Loss Carryover - net loss of Willbros Group, Inc. before interest income, interest expense, and incentive compensation.

(d) Average Net Assets Employed - stockholders' equity plus debt, less cash and short-term investments.


                                     WILLBROS USA, INC.

                                     By: /s/ Larry J. Bump
                                         ----------------------------------
                                     Name: Larry J. Bump
                                           --------------------------------
                                     Title: President, Chief Executive Officer
                                            -------------------------------
                                            and Chief Operating Officer

                                     PARTICIPANTS:

                                     /s/ L. J. Bump
                                     --------------------------------------
                                     L. J. Bump

                                     /s/ G. L. Bracken
                                     --------------------------------------
                                     G. L. Bracken

                                     /s/ M. K. Phillips
                                     --------------------------------------
                                     M. K. Phillips

                                     /s/ M. F. Spreitzer
                                     --------------------------------------
                                     M. F. Spreitzer